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                                                                    EXHIBIT 23.2

The Board of Directors
Forseon Corporation:

     We consent to the use of our report dated September 18, 1998, except for note 9 which is as of March 25, 1999 included herein and to the reference to our firm under the headings "Experts," "Conditions to the Merger," "Accounting Treatment," and "Selected Historical Consolidated and Unaudited Pro Forma Combined Condensed Financial Information" in the prospectus.

                                          /s/  KPMG LLP

Los Angeles, California
May 24, 1999